Exhibit 3.2

ARALEZ PHARMACEUTICALS INC.

(the “Company”)

The Company has as its articles the following articles.

Full name and signature of a director	Date of Signing

/s/ ERIC L. TRACHTENBERG	December 11, 2015
Eric L. Trachtenberg
Director and Secretary

INCORPORATION NUMBER: BC1057156

ARALEZ PHARMACEUTICALS INC.

(the “Company”)

ARTICLES

ARTICLE 1 – INTERPRETATION	2
ARTICLE 2 – SHARES AND SHARE CERTIFICATES	3
ARTICLE 3 – ISSUE OF SHARES	4
ARTICLE 4 – SHARE REGISTERS	5
ARTICLE 5 – SHARE TRANSFERS	6
ARTICLE 6 – TRANSMISSION OF SHARES	7
ARTICLE 7 – ACQUISITION OF COMPANY’S SHARES	7
ARTICLE 8 – BORROWING POWERS	8
ARTICLE 9 – ALTERATIONS	8
ARTICLE 10 – MEETINGS OF SHAREHOLDERS	9
ARTICLE 11 – PROCEEDINGS AT MEETINGS OF SHAREHOLDERS	11
ARTICLE 12 – VOTES OF SHAREHOLDERS	15
ARTICLE 13 – DIRECTORS	18
ARTICLE 14 – ELECTION AND REMOVAL OF DIRECTORS	19
ARTICLE 15 – [INTENTIONALLY BLANK]	23
ARTICLE 16 – POWERS AND DUTIES OF DIRECTORS	21
ARTICLE 17 – INTERESTS OF DIRECTORS AND OFFICERS	21
ARTICLE 18 – PROCEEDINGS OF DIRECTORS	22
ARTICLE 19 – EXECUTIVE AND OTHER COMMITTEES	24
ARTICLE 20 – OFFICERS	26
ARTICLE 21 – INDEMNIFICATION	26
ARTICLE 22 – DIVIDENDS AND RESERVES	28
ARTICLE 23 – ACCOUNTING RECORDS AND AUDITOR	29
ARTICLE 24 – NOTICES	30
ARTICLE 25 – RECORD DATES	31
ARTICLE 26 – SEAL	32
ARTICLE 27 – PROHIBITIONS	32
ARTICLE 28 – SPECIAL RIGHTS AND RESTRICTIONS	34
ARTICLE 28 - ADVANCE NOTICE OF DIRECTOR NOMINATIONS	35

ARTICLE 1  — INTERPRETATION

1.1                               Definitions

In these Articles, unless the context otherwise requires:

“Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“appropriate person” has the meaning assigned in the Securities Transfer Act;

“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“legal personal representative” means the personal or other legal representative of the shareholder;

“protected purchaser” has the meaning assigned in the Securities Transfer Act;

“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

“registered address” of a director means his or her address as recorded in the Company’s register of directors;

“seal” means the seal of the Company, if any;

“securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; “Canadian securities legislation” means the securities legislation in any province or territory of Canada and includes the Securities Act (British Columbia); and “U.S. securities legislation” means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934;

“Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“Statutory Reporting Company Provisions” has the meaning assigned in the Act.

1.2                               Applicable Definitions and Rules of Interpretation

The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment.  If there is a conflict or inconsistency between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Act will prevail in relation to the use of the terms in these Articles.  If there is a conflict between these Articles and the Act, the Act will prevail.

ARTICLE 2  — SHARES AND SHARE CERTIFICATES

2.1                               Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2                               Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Act.

2.3                               Shareholder Entitled to Certificate or Acknowledgement

Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or an acknowledgement to one of several joint shareholders or a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4                               Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail, or stolen or is otherwise undelivered.

2.5                               Direct Registration System

For greater certainty, but subject to Article 2.3, a shareholder may have his holdings of shares of the Company evidenced by an electronic, book-based, direct registration system or other non-certificated entry or position on the register of shareholders to be kept by the Company in place of a physical share certificate pursuant to such a registration system that may be adopted by the Company, in conjunction with its transfer agent.  This Article shall be read such that a registered holder of shares of the Company pursuant to any such electronic, book-based, direct registration service or other uncertificated entry or position shall be entitled to all of the same benefits, rights, entitlements and shall incur the same duties and obligations as a registered holder of shares evidenced by a physical share certificate.  The Company and its transfer agent may adopt such policies and procedures and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a share registration system by electronic, book-based, direct registration system or other uncertificated means.

2.6                               Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement on such other terms, if any, as they think fit, cancel the share certificate or acknowledgement and issue a replacement share certificate or acknowledgement, as the case may be.

2.7                               Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(a)                                 so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(b)                                 provides the Company with an indemnity bond sufficient in the Company’s judgment to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(c)                                  satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.8                               Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights on the indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.9                               Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the surrendered share certificate, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.10                        Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.7 or 2.9, the amount, if any, determined by the directors, which must not exceed the amount prescribed under the Act.

2.11                        Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

ARTICLE 3 — ISSUE OF SHARES

3.1                               Directors Authorized

Subject to the Act and the rights of the holders of issued shares of the Company, if any, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the

Company, at the times, to the persons, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine.  The issue price for a par value share must be equal to or greater than the par value of the share and may include a premium.

3.2                               Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure buyers for shares of the Company.

3.3                               Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful in connection with the sale or placement of its securities.

3.4                               Conditions of Issue

Except as provided for by the Act, no share may be issued until it is fully paid.  A share is fully paid when:

(a)                                 consideration is provided to the Company for the issue of the share by one or more of the following:

(i)                                     past services performed for the Company;

(ii)                                  property;

(iii)                               money; and

(b)                                 the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5                               Share Purchase Warrants and Rights

Subject to the Act, the Company may issue share purchase warrants, options and rights (with or without other securities issued or created by the Company) upon such terms and conditions as the directors determine.

ARTICLE 4  — SHARE REGISTERS

4.1                               Central Securities Register

The Company must keep or cause to be kept a central securities register in accordance with the Act.  The directors may, subject to the Act, appoint an agent to maintain and keep the central securities register.  The directors may also appoint one or more agents, including the agent which keeps the central securities register, as (a) transfer agent for any class or series of its shares, and (b) as registrar for any class or series of its shares.  The directors may terminate the appointment of any agent at any time and may appoint another agent in its place.

4.2                               Closing Register

The Company must not at any time close its central securities register.

ARTICLE 5  — SHARE TRANSFERS

5.1                               Registering Transfers

Subject to Article 26 and the Act, a transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of shares to be transferred has received:

(a)                                 a duly signed instrument of transfer in respect of the share;

(b)                                 in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(c)                                  in the case of a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate that has been issued by the Company in respect of the share to be transferred, a written instrument of transfer that directs that the transfer of the shares be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(d)                                 in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(e)                                  such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of shares to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.

5.2                               Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors or the transfer agent for the class or series of shares to be transferred.

5.3                               Transferor Remains Shareholder

Except to the extent that the Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4                               Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

(a)                                 in the name of the person named as transferee in that instrument of transfer; or

(b)                                 if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5                               Inquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.  No liability will arise relating to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.6                               Transfer Fee

The directors may impose a transfer registration fee payable to the Company.

ARTICLE 6  — TRANSMISSION OF SHARES

6.1                               Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares.  Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

6.2                               Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, if appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company.

ARTICLE 7  — ACQUISITION OF COMPANY’S SHARES

7.1                               Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Article 7.2, the special rights or restrictions attached to the shares of any class or series of shares and the Act, the Company may, by a directors’ resolution, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2                               No Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)                                 the Company is insolvent; or

(b)                                 making the payment or providing the consideration would render the Company insolvent.

7.3                               Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)                                 is not entitled to vote the share at a meeting of its shareholders;

(b)                                 must not pay a dividend in respect of the share; and

(c)                                  must not make any other distribution in respect of the share.

7.4                               Redemption

If the Company proposes to redeem some but not all of the shares of any class, the directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed are to be selected.

ARTICLE 8  — BORROWING POWERS

8.1                               Powers of Directors

The Company, if authorized by the directors, may:

(a)                                 borrow money in the manner and amount on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(b)                                 issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c)                                  guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)                                 mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

ARTICLE 9  — ALTERATIONS

9.1                               Alteration of Authorized Share Structure

Subject to Article 9.2 and the Act, the Company may, by special resolution:

(a)                                 create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)                                 increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)                                  subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)                                 if the Company is authorized to issue shares of a class of shares with par value:

(i)                                     decrease the par value of those shares; or

(ii)                                  if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)                                  change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)                                   alter the identifying name of any class or series of its shares; or

(g)                                  otherwise alter its shares or authorized share structure when required or permitted to do so by the Act;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

9.2                               Special Rights or Restrictions

Subject to the Act, the Company may by special resolution:

(a)                                 create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)                                 vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3                               Change of Name

The Company may by special resolution authorize an alteration to its Notice of Articles in order to change its name and may, by ordinary resolution or directors’ resolution, adopt or change any translation of that name.

9.4                               Other Alterations

If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may resolve to alter these Articles by a special resolution.

ARTICLE 10  — MEETINGS OF SHAREHOLDERS

10.1                        Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2                        Annual General Meeting by Consent Resolutions

If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date selected in the unanimous resolution.

The shareholders must, in any unanimous resolution passed under this Article select, as the Company’s annual reference date, a date that would be appropriate for the holding of the applicable annual general meeting.

10.3                        Calling of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders to be held at such time and place as may be determined by the directors.  Subject to the provisions of the Act, a requisition for a general meeting may be made by shareholders who, at the date on which the requisition is received by the Company, hold in the aggregate at least 1/20 of the issued shares of the Company that carry the right to vote at general meetings.

10.4                        Notice of Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting and to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)                                 if and for so long as the Company is a public company, 21 days; or

(b)                                 otherwise, 10 days.

10.5                        Notice of Resolution to Which Shareholders May Dissent

The Company must send to each of its shareholders whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered that specifies the date of the meeting and contains a statement advising of the right to send a notice of dissent and a copy of the proposed resolution.

10.6                        Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, and the record date must not precede the date on which the meeting is to be held by more than two months (or four months if the meeting is requisitioned), or by fewer than:

(a)                                 if and for so long as the Company is a public company, 21 days; or

(b)                                 otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7                        Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8                        Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting.  Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice.  Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.9                        Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)                                 state the general nature of the special business; and

(b)                                 if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)                                     at the Company’s records office, or at such other reasonably accessible location in British Columbia or by electronic access as is specified in the notice; and

(ii)                                  during statutory business hours on any one or more specified days before the day set for holding the meeting.

10.10                 Shareholder Meetings Outside British Columbia

The directors may determine the location of any general meetings to be held outside British Columbia.

10.11                 Notice of Dissent Rights

The minimum number of days, before the date of a meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered, by which a copy of the proposed resolution and a notice of the meeting specifying the date of the meeting and advising of the right to send a notice of dissent is to be sent pursuant to the Act to all shareholders of the Company, whether or not their shares carry the right to vote, is:

(a)                                 if and for so long as the Company is a public company, 21 days; or

(b)                                 otherwise, 10 days.

ARTICLE 11  — PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1                        Special Business

At a meeting of shareholders, the following business is special business:

(a)                                 at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; and

(b)                                 at an annual general meeting, all business is special business except for the following:

(i)                                     business relating to the conduct of or voting at the meeting;

(ii)                                  consideration of any financial statements of the Company presented to the meeting;

(iii)                               consideration of any reports of the directors or auditor;

(iv)                              the setting or changing of the number of directors;

(v)                                 the election or appointment of directors;

(vi)                              the appointment of an auditor;

(vii)                           the setting of the remuneration of an auditor;

(viii)                        business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(ix)                              any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2                        Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution, unless otherwise specified herein.

11.3                        Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least fifty percent (50%) of the issued shares entitled to be voted at the meeting.

11.4                        One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)                                 the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)                                 that shareholder, present in person or by proxy, may constitute the meeting.

11.5                        Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.6                        Lack of Quorum

If, within one-half hour after the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)                                 in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)                                 in the case of any other meeting of shareholders, the meeting stand adjourned to a fixed time and place as determined by the chair of the board or by the directors.

11.7                        Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.6(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.8                        Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present by the directors, officers, or by the chair of the meeting and any persons entitled or required under the Act to be present at the meeting, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at that meeting.

11.9                        Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)                                 the chair of the board, if any;

(b)                                 if the chair of the board is absent or unwilling to act as chair of the meeting, the President or then the Chief Executive Officer, if any; or

(c)                                  if the chair of the board, the President and the Chief Executive Officer are unwilling, unable or unavailable to act as chair of the meeting, the directors present may choose one of their number to be chair of the meeting.  If all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.10                 Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.11                 Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.12                 Decisions by Show of Hands or Poll

Subject to the provisions of the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands or the functional equivalent of a show of hands by means of electronic, telephonic or other communications facility, unless a poll, before or on the declaration of the result of the vote by show of hands or the functional equivalent of a show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.13                 Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.  Unless a poll is directed or demanded, a declaration of the chair that a resolution is carried by the necessary majority or is defeated is conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.14                 Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.15                 Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands (or its functional equivalent) or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.16                 Manner of Taking Poll

Subject to Article 11.17, if a poll is duly demanded at a meeting of shareholders:

(a)                                 the poll must be taken:

(i)                                     at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)                                  in the manner, at the time and at the place that the chair of the meeting directs; and

(b)                                 the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)                                  the demand for the poll may be withdrawn by the person who demanded it.

11.17                 Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.18                 Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.19                 Shareholder Voting Multiple Shares

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.20                 No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.21                 Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of the meeting for a transaction of any business other than the question on which a poll has been demanded.

11.22                 Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting.  At the end of such three month period, the Company may destroy such ballots and proxies.

ARTICLE 12  — VOTES OF SHAREHOLDERS

12.1                        Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)                                 on a vote by show of hands (or its functional equivalent), every person present who is a shareholder or proxy holder and entitled to vote on the matter, has one vote; and

(b)                                 on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2                        Votes of the Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands (or its functional equivalent) or on a poll, and may appoint a proxy holder to act at the meeting to the extent permitted by law, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a personal or other legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3                        Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)                                 any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)                                 if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4                        Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5                        Representative of a Corporate Shareholder

Any shareholder which is a corporation may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Company a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Company or the chair of the meeting. Any such representative need not be a shareholder.

12.6                        When Proxy Provisions Do Not Apply to the Company

If and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.7 to 12.16 apply only insofar as they are not inconsistent with any applicable legislation or any Canadian securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

12.7                        Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8                        Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9                        When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)                                 the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)                                 the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(c)                                  the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(d)                                 the Company is a public company or is a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply.

12.10                 Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)                                 be received at the registered office of the Company or at any other place specified in the notice calling the meeting, for the receipt of proxy, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)                                 unless the notice provides otherwise, be received, at the meeting, by the chair of the meeting or by a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11                 Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)                                 at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)                                 by the chair of the meeting, before the vote is taken.

12.12                 Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be in the form approved by the directors or the chair of the meeting

12.13                 Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)                                 received at the registered office of the Company or such other place as the Company may designate at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)                                 provided, at the meeting, to the chair of the meeting.

12.14                 Revocation of Proxies Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(a)                                 if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her personal or other legal representative or trustee in bankruptcy; or

(b)                                 if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15                 Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

12.16                 Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

ARTICLE 13  — DIRECTORS

13.1                        Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act.  The number of directors, excluding additional directors appointed under Article 14.7, is:

(a)                                 subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Company’s first directors;

(b)                                 the number of directors set by the board of directors (whether or not previous notice of the resolution was given); or

(c)                                  the number of directors set under Article 14.4.

If the Company is a public company, the number of directors must not be less than three.

13.2                        Change in Number of Directors

If the number of directors is set under Article 13.1(b):

(a)                                 the shareholders may elect the directors needed to fill any vacancies in the board of directors that result from that change; and

(b)                                 subject to Article 14.7, if the shareholders do not elect the directors needed to fill any vacancies in the board of directors that result from that change, the directors may appoint additional directors to fill those vacancies.

13.3                        Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors required by Article 13.1 are in office.

13.4                        Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Act to become, to act or continue to act as a director.

13.5                        Remuneration and Expenses of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine.  That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.  The Company must reimburse each director for the reasonable expenses that he or she may incur on behalf of the Company.  If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration, fixed by the directors, or, at the option of that director, fixed by ordinary resolution and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.  Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14  — ELECTION AND REMOVAL OF DIRECTORS

14.1                        Election at Annual General Meeting

At every annual general meeting or in the unanimous resolution contemplated by Article 10.2:

(a)                                 the shareholders entitled to vote at the annual general meeting for the election of directors are entitled to elect, or in the unanimous resolution appoint, a board of directors consisting of not more than the number of directors for the time being set under these Articles; and

(b)                                 all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

14.2                        Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)                                 that individual consents to be a director in the manner provided for in the Act;

(b)                                 that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)                                  with respect to the first directors, the designation is otherwise valid under the Act.

14.3                        Failure to Elect or Appoint Directors

If the Company fails to hold an annual general meeting in accordance with the Act, or if the shareholders fail, at an annual general meeting or in a unanimous resolution contemplated by Article 10.2, to elect or appoint any directors, each director then in office continues to hold office until the earlier of:

(a)                                 the date on which his or her successor is elected or appointed; and

(b)                                 the date on which he or she otherwise ceases to hold office under the Act or these Articles.

14.4                        Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose.  If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set, pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5                        Vacancies on Board

Any casual vacancy occurring in the board of directors may be filled by the directors or director and the director elected or appointed to fill a vacancy on the board of directors shall hold office for the unexpired term of his or her predecessor.  If the Company has no directors or fewer directors in office than the number set by these Articles as the necessary quorum for the directors the shareholders may by ordinary resolution appoint or elect directors to fill the vacancies of the board.

14.6                        Remaining Directors’ Power to Act

The remaining directors may act notwithstanding any vacancy in the board, and if and so long as the number is reduced below the number fixed pursuant to these Articles as the necessary quorum of directors, the remaining directors may act for the purpose of increasing the number of directors to that number, or of calling a general meeting of the Company and to conduct such other business, if any, that may be dealt with at that meeting.

14.7                        Additional Directors

Notwithstanding Articles 13.1 and 13.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article must not at any time exceed:

(a)                                 one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)                                 in any other case, one-third of the number of the directors who were elected or appointed as directors other than under this Article.

Any director so appointed ceases to hold office immediately before the election or appointment of directors under Article 14.1(a), but is eligible for election at the meeting or appointment by unanimous resolution contemplated under Article 14.1(a).  If the appointment or election of such directors is made as an additional director, the number of directors is deemed increased accordingly.

14.8                        Ceasing to be a Director

A director will cease to be a director when:

(a)                                 the term of office of the director expires;

(b)                                 the director dies, or resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(c)                                  the director is removed from office pursuant to Article 14.9.

14.9                        Removal of Director

The Company may remove any director before the expiration of his or her term of office by special resolution, provided that to pass such special resolution shall require a special majority requirement of 3/4 of the votes cast in favour of the resolution.  In that event the shareholders may appoint another individual as director by ordinary resolution to fill the resulting vacancy.  If the shareholders do not appoint a director to fill the vacancy thereby created at the meeting at which, or in the consent resolution by which, the director was removed, then either the directors or the shareholders by ordinary resolution may appoint an additional director to fill that vacancy.  The directors may remove any director before the expiration of his or her period of office if the director is convicted of an indictable offence or otherwise ceases to qualify as a director and the directors may appoint another person in his or her stead.

14.10                 Manner of Election of Directors

At any general meeting at which directors are to be elected a separate vote of shareholders shall be taken with respect to each candidate nominated for director.

ARTICLE 15 — POWERS AND DUTIES OF DIRECTORS

15.1                        Powers of Management

The directors must, subject to the Act and these Articles, manage, or supervise the management of, the affairs and business of the Company and will have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2                        Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the powers of the directors relating to the constitution of the board of directors and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors think fit, and any such appointment may be made in favour of any corporation, firm or person or body of persons, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit.  Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

ARTICLE 16  — INTERESTS OF DIRECTORS AND OFFICERS

16.1                        Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

16.2                        Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3                        Interested Director Counted in Quorum

A director who has a disclosable interest in a contract or transaction and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4                        Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

16.5                        Director Holding Other Office in the Company

A director may hold any office with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6                        No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as seller, buyer or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7                        Professional Services by Director or Officer

Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8                        Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

ARTICLE 17  — PROCEEDINGS OF DIRECTORS

17.1                        Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, as the board may from time to time determine.

17.2                        Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3                        Chair of Meeting

Meetings of directors may be chaired by:

(a)                                 the chair of the board, if any;

(b)                                 in the absence of the chair of the board, the president or Chief Executive Officer, if any, if the president is a director; or

(c)                                  any other director chosen by the directors if:

(i)                                     neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting or any part of the meeting;

(ii)                                  neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)                               the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4                        Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the board of directors or of any committee of the directors in person or by means of conference telephones or, with the consent of the directors present, by other communications facilities if all directors participating in the meeting can communicate with each other and provided that all such directors agree to such participation. A director participating in a meeting in accordance with this Article will be deemed to be present at the meeting and to have so agreed and will be counted in the quorum therefor and be entitled to speak and vote and otherwise participate in the meeting in accordance with the Act.

17.5                        Calling and Notice of Meetings

A director may, and the secretary or assistant secretary, if any, on request of a director must, call a meeting of the directors at any time.

17.6                        Notice of Meetings

Other than for meetings held at regular intervals as determined by the board pursuant to Article 17.1, or as provided in Article 17.7, reasonable notice of each meeting of the directors, specifying the place, day and hour of that meeting must be given to each of the directors:

(a)                                 by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose;

(b)                                 by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose;

(c)                                  orally or by telephone, or by delivery of written notice; or

(d)                                 if agreed by the intended recipient, by e-mail, fax or any other method of legibly transmitting messages agreed to by the intended recipient.

17.7                        When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)                                 the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)                                 the director has waived notice of the meeting.

17.8                        Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

17.9                        Waiver of Notice of Meeting

Any director of the Company may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until such waiver is withdrawn, no notice need be given to such director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.  Attendance of a director at a meeting of the directors is a waiver of entitlement to notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.10                 Quorum

The quorum necessary for the transaction of the business of the directors is a majority of the directors.

17.11                 Validity of Acts Where Appointment Defective

Subject to the provisions of the Act, all acts done by any director or officer will, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such director or officer, or that they or any of them were disqualified, be as valid as if each such person had been duly elected or appointed and was qualified to be a director or officer.

17.12                 Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)                                 in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b)                                 in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who has not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article 17.12 may be by any written instrument, fax, email or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record.  A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing.  A resolution of the directors or of any committee of the directors passed in accordance with this Article is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 18  — EXECUTIVE AND OTHER COMMITTEES

18.1                        Appointment and Powers of Executive Committee

The directors may by resolution appoint an executive committee (the “Committee”) to consist of such director or directors as they think appropriate.  Such Committee will have, and may exercise during the intervals between the meetings of the board of directors, all powers of the directors except the power to:

(a)                                 fill vacancies in the board;

(b)                                 remove a director;

(c)                                  change membership of any committees of directors; and

(d)                                 such other powers, as may be set out in any directors’ resolution.

18.2                        Appointment and Powers of Other Committees

The directors may, by resolution:

(a)                                 appoint one or more committees consisting of the director or directors that they consider appropriate;

(b)                                 delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)                                     the power to fill vacancies of the board;

(ii)                                  the power to remove a director;

(iii)                               the power to change the membership of, or fill vacancies in, any committee of the board; and

(iv)                              the power to appoint or remove officers appointed by the board; and

(c)                                  make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

18.3                        Obligations of Committees

Any committee formed under Article 18.1, in the exercise of the powers delegated to it, must:

(a)                                 conform to any rules that may from time to time be imposed on it by the directors; and

(b)                                 report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done or at such time as the directors may require in accordance with the terms of its appointment.

18.4                        Powers of Board

The board may, at any time:

(a)                                 revoke or alter the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation, alteration or overriding;

(b)                                 terminate the appointment of, or change the membership of, a committee; and

(c)                                  fill vacancies in a committee.

18.5                        Committee Meetings

Subject to Article 18.2:

(a)                                 the members of a directors’ committee may meet and adjourn as they think proper;

(b)                                 a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)                                  a majority of the members of a directors’ committee constitutes a quorum of the committee; and

(d)                                 questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

ARTICLE 19  — OFFICERS

19.1                        Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2                        Functions, Duties and Powers of Officers

The board may, for each officer:

(a)                                 determine the functions and duties the officer is to perform;

(b)                                 delegate to the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors determine; and

(c)                                  from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3                        Qualifications

No officer will be appointed unless that officer is qualified in accordance with the provisions of the Act.  One person may hold more than one position as an officer of the Company.  Any person appointed as the chair of the board or as the managing director will be a director.  The other officers need not be directors.

19.4                        Remuneration

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits, pensions, gratuity, or otherwise) that the board thinks fit and are subject to termination at the discretion of the board.

ARTICLE 20  — INDEMNIFICATION

20.1                        Definitions

In this Article:

(a)                                 “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)                                 “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a person to be indemnified under this Article (an “eligible party”) or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director, officer, employee or agent of the company or an associated corporation:

(i)                                     is or may be joined as a party; or

(ii)                                  is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

(c)                                  “expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

20.2                        Mandatory Indemnification of Directors

Subject to the Act, the Company must indemnify a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

20.3                        Permitted Indemnification

Subject to any restrictions in the Act, the Company may indemnify any person.

20.4                        Non-Compliance with the Act

The failure of a director, former director or officer of the Company to comply with the provisions of the Act or of the Notice of Articles, these Articles or, if applicable, any former Companies Act or former articles will not invalidate any indemnity to which he or she is entitled under this Article 20.

20.5                        Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)                                 is or was a director, officer, employee or agent of the Company;

(b)                                 is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)                                  at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(d)                                 at the request of the Company, holds or held a position equivalent to that of a director, or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

20.6                        Indemnification of Directors

The directors must cause the Company to indemnify its directors and former directors and their respective heirs and personal or other legal personal representatives to the greatest extent permitted by the Act.

20.7                        Deemed Contract

Each person specified in Article 20.2 is deemed to have contracted with the Company on the terms of the indemnity referred to in that Article.

ARTICLE 21  — DIVIDENDS AND RESERVES

21.1                        Declaration of Dividends

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of such dividends, if any, as they may consider appropriate.

21.2                        No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.1.

21.3                        Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they think expedient, and, in particular, may set the value for distribution of specific assets.

21.4                        Basis and Payment

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends:

(a)                                 any dividend declared on shares of any class or series by the directors may be made payable on such date as is fixed by the directors; and

(b)                                 all dividends on shares of any class or series will be declared and be paid according to the number of such shares held.

21.5                        Reserves

The directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves which may, at the discretion of the directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which such funds of the Company may be properly applied, and pending such application such funds may, in the discretion of the directors, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

21.6                        Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

21.7                        Dividend Bears No Interest

No dividend will bear interest against the Company.

21.8                        Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.9                        Payment of Dividends

Any dividend, bonuses or other distribution payable in money in respect of shares may be paid by cheque sent through the post or by electronic transfer, so authorized by the shareholder, directed to the registered address of the shareholder or the account specified by the shareholder, or in the case of joint shareholders, to the registered address of that one of the joint shareholders who is first named on the central securities register the account specified by such joint shareholder, or to such person and to such address as the shareholder or joint shareholders may direct in writing. Every such cheque must be made payable to the order of the person to whom it is sent. The mailing of such cheque or the forwarding by electronic transfer will, to the extent of the sum represented thereby (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend, unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.10                 Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or other securities of the Company as a dividend representing part or all of such retained earnings or surplus so capitalized or any part thereof.

ARTICLE 22  — ACCOUNTING RECORDS AND AUDITOR

22.1                        Keeping Documents, Minutes, Etc.

The Company must keep at its records office, or at such other place as the Act may permit, the documents, copies, registers, minutes and other records which the Company is required by the Act to keep at such places.  The shareholders, by ordinary resolution, may set restricted hours for access to records in the records office in accordance with the Act.

22.2                        Keeping Books of Account

The Company must keep or cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company and in compliance with the provisions of the Act.

22.3                        Inspection of Accounting Records

Unless the directors determine otherwise no shareholder of the Company is entitled to inspect or obtain a copy of the accounting records of the Company.

22.4                        Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

ARTICLE 23  — NOTICES

23.1                        Method of Giving Notice

Unless the Act or these Articles provide otherwise, a notice, statement, report, document or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)                                 mail addressed to the person at the applicable address for that person as follows:

(i)                                     for a record mailed to a shareholder, the shareholder’s registered address;

(ii)                                  for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; or

(iii)                               in any other case the mailing address of the intended recipient;

(b)                                 delivery at the applicable address for that person as follows, addressed to the person:

(i)                                     for a record delivered to a shareholder, the shareholder’s registered address;

(ii)                                  for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; or

(iii)                               in any other case, the delivery address of the intended recipient;

(c)                                  sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)                                 sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)                                  creating and providing the record that is posted on or made available through a generally accessible electronic source and providing the person notice in writing, including by mail, delivery, fax or email, of the availability and location of the record; or

(f)                                   physical delivery to the intended recipient.

23.2                        Deemed Receipt

(a)                                 A notice, statement, report, document or other record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(b)                                 a notice, statement, report, document or other record that is faxed to a person referred to in Article 23.1 is deemed to be received by that person on the day it was faxed;

(c)                                  a notice, statement, report, document or other record that was emailed to a person referred to in Article 23.1 is deemed to be received by the person to whom it was emailed on the day it was emailed; and

(d)                                 a notice, statement, report, document or other record sent by posting it on or making it available through a generally accessible electronic source referred to in Article 23.1 above is deemed to be received by the person on the day such person is sent notice in writing, including by mail, delivery, fax or email, of the availability and location of such notice, statement, report document or other record.

23.3                        Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report, document or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.

23.4                        Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

23.5                        Notice to Legal Personal Representatives and Trustees

A notice, statement, report, document or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)                                 mailing the record, addressed to them:

(i)                                     by name, by the title of the legal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)                                  at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)                                 if an address referred to in Article 23.1(a)(ii) has been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6                        Undelivered Notices

If, on two consecutive occasions, a notice, statement, report, document or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company will not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

ARTICLE 24  — RECORD DATES

24.1                        Fixing Record Date

The directors may fix in advance a date, which must not be more than the maximum number of days permitted by the Act, preceding the date of any meeting of shareholders or any class or series thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of shareholders, as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only shareholders of record on the date so fixed are deemed to be shareholders for the purposes aforesaid.

24.2                        If No Record Date Fixed

If no record date is fixed for the determination of shareholders, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

ARTICLE 25  — SEAL

25.1                        Custody and Use of Seal

The directors may provide a seal for the Company and, if they do so, will provide for its safe custody and it will not be impressed on any instrument except when such impression is attested by the signature or signatures of:

(a)                                 any director;

(b)                                 any officer;

(c)                                  any person authorized by any of the foregoing.

25.2                        Signing Authority

In the event that the Company does not have a seal or wishes to execute a document without affixing a seal, any documents requiring signature on behalf of the Company may be signed by any one or more of the directors or officers of the Company, unless a contrary intention is expressed in a directors’ resolution.

25.3                        Mechanical Reproduction of Seal

The directors may authorize the seal to be affixed by third parties to bonds, debentures, share certificates or other securities of the Company as they may determine appropriate from time to time.  The Company may adopt a facsimile or other mechanical reproduction of its corporate seal for use in any jurisdiction that complies with the laws of that jurisdiction.

ARTICLE 26  — PROHIBITIONS

26.1                        Definitions

In this Article:

(a)                                 “security” has the meaning assigned in the Securities Act (British Columbia); and

(b)                                 “transfer restricted security” means:

(i)                                     a share of the Company;

(ii)                                  a security of the Company convertible into shares of the Company;

(iii)                               any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the “private issuer” exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the “private issuer” exemption.

26.2                        Consent Required for Transfer of Shares or Transfer Restricted Securities

No share or other transfer restricted security of the Company may be transferred without the previous consent of the directors expressed by a resolution of the board of directors and the directors are not required to give reasons for refusing to consent to such proposed transfer.  The foregoing provision does not apply if and for so long as the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its articles or to which the Statutory Reporting Company Provisions apply.

ARTICLE 27 — SPECIAL RIGHTS AND RESTRICTIONS

27.1                        Common Shares

The holders of the Common shares will be entitled to receive notice of, attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote.  Each Common share will entitle its holder to 1 vote.

27.2                        Preferred Shares Issuable in Series

The Preferred shares may, from time to time, be issued in one or more series and the directors may, by resolution before the issuance of Preferred shares of any particular series:

(a)                                 alter the Notice of Articles and the Articles of the Company to fix the number of shares in, and to determine the designation of, each series; and

(b)                                 create, define and attach special rights and restrictions to each series of shares, including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions, subject to the special rights and restrictions attached to the shares of the class, and to alter the Notice of Articles and the Articles accordingly.

The Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Company amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the Common shares and over any other shares of the Company ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause 28.2(b).

If any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

27.3                        Dividends

Subject to the provisions of the Act and these Articles:

(a)                                 dividends may be declared by the directors on the Common shares or Preferred shares in such amounts and at such times and in such a manner as they may determine in their absolute discretion;

(b)                                 nothing herein contained will oblige the directors to declare any dividend on one class of shares whenever a dividend is declared on another class of shares.

27.4                        Purchase or Acquisition of Shares by the Company

Subject to the provisions of the Act and these Articles, the Company may, with the consent of the holder, purchase or otherwise acquire any share issued by it, at such times, in such manner and for such consideration as the directors of the Company may determine in their discretion, provided that the Company may not purchase or otherwise acquire any redeemable shares for an amount greater than the redemption amount thereof.

27.5                        Priority

Subject to the special rights and restrictions attached to any other class of shares of the Company, the holders of the Common shares shall receive the remaining property of the Company upon dissolution in equal rank with the holders of all other Common shares of the Company.

ARTICLE 28 - ADVANCE NOTICE OF DIRECTOR NOMINATIONS

28.1                        Nomination of Directors

Subject only to the Act, these Articles and applicable securities legislation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company.  Nominations of persons for election to the board may be made at any annual general meeting of shareholders, or at any general meeting of shareholders if one of the purposes for which a general meeting was called was the election of directors, (a) by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting of shareholders, (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act, or (c) by any person (a “Nominating Shareholder”) (i) who, at the close of business on the date of the giving of the notice provided for below in this Article 28.1 and on the record date for the receipt of notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting, or who beneficially owns shares that are entitled to be voted at such meeting, and (ii) who complies with the notice procedures set forth below in this Article 28.1:

A.            In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given timely notice thereof in proper written form (the “Notice”) to a senior officer of the Company at the principal executive offices of the Company, in accordance with this Article 28.1.

B.            To be timely, a Notice to a senior officer of the Company must be given:

i.             in the case of an annual general meeting (including an annual meeting whether or not called for other purposes) of shareholders, not less than thirty (30) days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is called for at a date that is less than 50 days after the date on which the first public announcement of the date of the annual general meeting was made (the “Notice Date”), the Notice must be given by the Nominating Shareholder not later than the close of business on the tenth (10th) day following the Notice Date;

ii.          in the case of a general meeting (which is not also an annual general meeting) of shareholders, called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the date on which the first public announcement of the date of the general meeting of shareholders was made; and

iii.       in the event of any adjournment or postponement of a meeting of shareholders, or the public announcement thereof, occurs, the time period for the giving of Notice shall adjust accordingly and Notice must be given in accordance with Subsections B(i) and (ii) above, taking into account the date of the adjourned or postponed meeting or the Notice Date.

C.            To be in proper written form, the Notice to a senior officer of the Company must set forth:

i.            as to each person who the Nominating Shareholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) whether the person is a resident Canadian within the meaning of the Act, (d) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person; (I) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred), and (II) as of the date of such Notice, and (e) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities legislation; and

ii.               as to the Nominating Shareholder, any proxy, contract, arrangement, understanding, relationship or any other information relating to such Nominating Shareholder that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities legislation.

D.            In addition, to be considered timely and in proper written form, a Nominating Shareholder’s Notice shall be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such Notice shall be true and correct as of the record date for the meeting.

E.             The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that would reasonably be expected to be material to a reasonable shareholder’s understanding of the independence and/or qualifications, or lack thereof, of such proposed nominee.

F.              The Company may disclose and make publicly available to the shareholders of the Company any of the information requested and provided to the Company pursuant to Subsection C(i) and Section E of this Article 28.

G.            No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 28.1; provided, however, that nothing herein shall be deemed to preclude discussions by a shareholder (as distinct from seeking to nominate directors) at a meeting of shareholders, on any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such nomination is invalid due to its non-compliance with this Article 28.1.

H.           For purposes of this Article 28.1:

i.                  “public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; or under its profile on the Electronic Data Gathering, Analysis and Retrieval System at www.sec.gov/edgar and

I.                Notwithstanding any other provisions of these Articles of the Company, Notice given to a senior officer of the Company pursuant to this Article 28.1 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by a senior officer of the Company for the purposes of such Notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to a senior officer at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is not a business day, or later than 5:00 pm (Calgary time) on a day which is a business day, then such a delivery or electronic communication shall be deemed to have been made on the next following business day.

28.2                        Board Discretion

Notwithstanding any of the foregoing, the board of directors may, in its sole discretion, waive any requirement in this Article 28.